SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2003

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-30517	56-2179531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Cameron Valley Parkway

Suite 150

Charlotte, North Carolina 28110

(Address of principal executive offices)

(704) 225-8444

Registrant’s telephone number, including area code

Not Applicable

(Former address of principal executive offices)

Item 5.	Other Events and Regulation FD Disclosure.

On December 19, 2003, American Community Bancshares, Inc. issued a press release announcing its sale of $10 million of Trust Preferred Securities issued by American Community Capital Trust II, Ltd. The preferred securities of American Community Capital Trust II, Ltd are floating rate securities based upon 90 day LIBOR and have a current distribution rate of 3.97%. SunTrust Robinson Humphrey acted as placement agent on this transaction.

American Community Bank, based in Monroe,NC primarily serves the Union and Mecklenburg county markets. The Bank provides a wide assortment of traditional banking and financial services offered with a high level of personal attention. The Bank’s website is www.americancommunitybank.com. American Community Bancshares stock is traded on the NASDAQ SmallCap market under the symbol ACBA with stock warrants traded under ACBAW. American Community Bancshares, Inc. is a full service community bank with offices in Monroe (3), Charlotte (2), Indian Trail, Marshville and Mint Hill, North Carolina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY BANCSHARES, INC.

By:	/s/ Randy P. Helton

Randy P. Helton President and CEO

Dated: December 19, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Earnings Press Release dated December 19, 2003